Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2009
SECOND QUARTER AND SIX MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – May 18, 2009 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the second fiscal quarter and six month period ended March  31, 2009.

SECOND QUARTER RESULTS

Net sales were $12.7 million for the second quarter of fiscal 2009 compared to $17.5 million for the previous year’s second quarter, a decrease of approximately 27%.

The Company incurred a net loss of  $1,932,070 for the second fiscal quarter ended March 31, 2009, compared to net a net  loss of $1,525,078 for the second fiscal quarter ended March 31,  2008.  Net loss per share for the second fiscal quarter ended March 31, 2009 was $0.19 on a basic and diluted basis, compared to a net loss per share of $0.15  on a basic and diluted basis  for the second fiscal quarter ended March 31, 2008.

SIX MONTH RESULTS

Net sales were $30.0 million for the six months ended March 31, 2009 compared to $54.6 million for the six moths ended March 31, 2008, a decrease of approximately 45%.

The Company incurred a net loss  of  $3,704,383 for the six months ended  March 31, 2009, compared to net income of  $937,911 for the six months ended March 31,  2008.  Net loss per share for the six months ended March 31, 2009 was $0.37 on a basic and diluted basis, compared to net income per share of $0.09  on a basic and diluted basis  for the six months  ended March 31, 2008.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated  “a decline in sales in Europe due to the weakened  economy in Europe and  a strengthening of  the U.S. dollar were the major forces that caused  the decline in our  fiscal second quarter sales.  On the positive side, we saw growth in our U.S. retail sales and an increase in our gross profit margins due to a favorable mix of products sold to computer products and consumer electronics retailers in North America.

The company continues to integrate the PCTV Systems products, acquired on December 24, 2008 from Avid Technologies, Inc., into our sales, marketing and production team. While the integration is moving along well, due to an overhang in inventory of PCTV products in the retail sales channel in Europe, we have not seen a material  impact on our sales from the PCTV Systems products. We expect that the excess inventory will cause depressed sales of PCTV Systems products for at least one more quarter.

In this quarter, we continued to move forward on a cost reduction program. Excluding expenses related to the PCTV Systems acquisition and operations, expenses for the second quarter declined by about $650,000 compared to the second quarter of fiscal 2008. While we cut expenses, we are cognizant of the fact that we need to continue to maintain our product development programs and other critical parts of our infrastructure for  the company to  be well positioned when the global economic conditions improve”.

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan, California and Engineering offices in Taiwan and Braunschweig Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended September 30, 2008 and  our Form 10-Q’s  for December 31, 2008 and March 31, 2009,  many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Net Sales	$12,733,429	$17,512,692
Cost of Sales	9,769,150	14,173,271
Gross Profit	2,964,279	3,339,421

Selling, General and Administrative expenses	3,861,671	3,950,288
Research & Development expenses	1,267,848	978,939
Loss from operations	(2,165,240)	(1,589,806)

Other income (expense) :
Interest income	5,156	10,623
Interest expense	(28,646)	-
Foreign currency	296,675	(4,344)
Total other income (expense)	273,185	6,279
Loss before taxes	(1,892,055)	(1,583,527)
Tax provision (benefit)	40,015	(58,449)
Net loss	$(1,932,070)	$(1,525,078)

Net loss per share:
Basic	$(0.19)	$(0.15)
Diluted	$(0.19)	$(0.15)

Weighted average shares-basic	10,043,876	9,980,866
Weighted average shares-diluted	10,843,876	9,980,866

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Net Sales	$30,022,109	$54,560,153
Cost of Sales	24,459,569	43,079,671
Gross Profit	5,562,540	11,480,482

Selling, General and Administrative expenses	7,700,567	8,502,856
Research & Development expenses	2,113,490	1,892,696
Income (loss) from operations	(4,251,517)	1,084,930

Other income (expense) :
Interest income	9,625	16,817
Interest expense	(28,646)	-
Foreign currency	643,677	(31,953)
Total other income (expense)	624,656	(15,136)
Income (loss) before taxes	(3,626,861)	1,069,794
Tax provision	77,522	131,883
Net income (loss)	$(3,704,383)	$937,911

Net income (loss) per share:
Basic	$(0.37)	$0.09
Diluted	$(0.37)	$0.09

Weighted average shares-basic	10,039,434	9,918,434
Weighted average shares-diluted	10,039,434	10,187,134

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (unaudited)	September 30, 2008
Assets:
Cash and cash equivalents	$10,560,463	$14,191,721
Trade receivables, net of various allowances	5,185,711	6,932,400
Other non trade receivables	1,936,815	2,316,057
Inventories	10,481,388	12,236,166
Deferred tax asset-current	1,133,073	1,133,073
Prepaid expenses and other current assets	1,098,599	1,093,406
Total current assets	30,396,049	37,902,823

Intangible assets, net of amortization	5,073,520	-
Property, plant and equipment, net	874,467	769,288
Security deposits and other non current assets	108,400	102,227
Deferred tax asset-non current	887,611	887,611
Total assets	$37,340,047	$39,661,949

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$8,029,573	$10,406,836
Accrued expenses – license fees	9,405,906	7,952,244
Accrued expenses – other	2,806,214	2,256,099
Note Payable	1,875,045	-
Income taxes payable	109,649	58,234
Total current liabilities	22,226,387	20,673,413

Stockholders' Equity:
Common stock, $.01 par value; 25,000,000 shares authorized,
10,803,398 and 10,784,717 issued, respectively	108,039	107,847
Additional paid-in capital	16,993,478	16,709,201
Retained earnings	4,234,312	7,938,695
Accumulated other comprehensive loss	(3,817,832)	(3,362,870)
Treasury Stock, at cost, 759,579 shares	(2,404,337)	(2,404,337)
Total stockholders' equity	15,113,660	18,988,536
Total liabilities and stockholders' equity	$37,340,047	$39,661,949

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